Exhibit 4.1

[OPTICAL CABLE CORPORATION LOGO]

[NUMBER]	[SHARES]

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA	SEE REVERSE FOR DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

OPTICAL CABLE CORPORATION (the “Corporation”) transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation of the facsimile signatures of its duly authorized representatives.

Dated:

/s/ Neil D. Wilkin, Jr.

President

/s/ Tracy G. Smith

Secretary

[OPTICAL CABLE CORPORATION CORPORATE SEAL]

Countersigned and Registered WACHOVIA, BANK, N.A. (Charlotte, NC) Transfer Agent and Registrar

By:
Authorized Signature

OPTICAL CABLE CORPORATION

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, or of the differences in the relative rights and preferences between the shares of each series of a class in series which the Corporation is authorized to issue, to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series or classes. Such request may be made to the Secretary of the Corporation or to its Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

TOD - transfer on death direction in event of owner’s death to person named on face

UNIF GIFT MIN ACT -                  as Custodian for                  under Uniform Gifts to

      (Cust)                               (Minor)

Minors Act

  (State)

UNIF TRAN MIN ACT -                  as Custodian for                  under Uniform Transfers

        (Cust)                                   (Minor)

to Minors Act

      (State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

Please Insert Social Security or

Other Identification Number of Assignee

(Please print or typewrite name and address, including zip code, of Assignee)

                                                                                                                                            shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                            Attorney to transfer the said stock on the books of the written named Corporation with full power of substitution in the premises.

Dated:	X

X
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE

GUARANTEED BY AN ELIGIBLE

GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION

PROGRAM, PURSUANT TO S.E.C.

RULE 17Ad-15.